EXHIBIT 99.1

Exactech Comments on Impact of Hurricanes Irma and Harvey. Adjusts Q3 Earnings Guidance and Announces Q3 Earnings Call

Gainesville, Fla. - October 12, 2017 -- Exactech, Inc. (Nasdaq: EXAC), a developer and producer of bone and joint restoration products and biologic solutions for extremities, knee and hip, said today it is adjusting guidance for the third quarter of 2017 as a result of the impact of Hurricanes Irma and Harvey.
CEO and President David Petty said the estimated US revenue impact of the two hurricanes was approximately $1.2M to sales in Q3 across Florida, Texas, Georgia and the Carolinas.
“We were fortunate that our facilities were undamaged during the hurricanes. However, the storms caused our surgeon customers in the affected states to postpone scheduled surgeries, directly affecting our Q3 revenue stream. In addition, due to hurricane preparation procedures at our Gainesville and Sarasota locations, our manufacturing and shipping operations lost two days of operating capacity. As a result, domestic revenues were near the bottom of our expectations. We now expect to report approximately $61.4MM in worldwide revenue for the third quarter. We also are adjusting our EPS guidance for the quarter to $0.19-$0.21 per share, a reduction of approximately $0.04 per share from our previously issued guidance of $0.23-$0.25 per share due to the net income impact of these lower revenues as well as the impact of the operations interruption,” Petty said.
The company will release its third quarter 2017 financial results on Monday, October 30, 2017. A copy of the earnings release will be available at http://www.hawkassociates.com.

The company will host a conference call with CEO David Petty and key members of the management team on Tuesday, October 31 at 10:00 a.m. Eastern Time. The call will cover Exactech’s third quarter 2017 results. Mr. Petty will open the conference call and a question-and-answer session will follow.

To participate in the call, dial 1-800-334-0872 any time after 9:50 a.m. Eastern on October 31. International and local callers should dial 1-719-325-4845. A live webcast of the call will be available at http://www.hawkassociates.com/profile/exac.cfm or http://public.viavid.com/index.php?id=126701.
This call will be archived for approximately 90 days.

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EXACTECH INC.

About Exactech
Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. Additional information about Exactech, Inc. can be found at http://www.exac.com. Copies of Exactech’s press releases, SEC filings, current price quotes and other valuable information for investors may be found at http://www.exac.com and http://www.hawkassociates.com.

An investment profile on Exactech may be found at http://www.hawkassociates.com/profile/exac.cfm. To receive future releases in e-mail alerts, sign up at http://www.hawkassociates.com/about/alert.

This release contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which represent the company’s expectations or beliefs concerning future events of the company’s financial performance. These forward-looking statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These factors include the effect of competitive pricing, the company’s dependence on the ability of third party manufacturers to produce components on a basis which is cost-effective to the company, market acceptance of the company’s products and the effects of government regulation. Results actually achieved may differ materially from expected results included in these statements.

Investor contacts                            Julie Marshall or Frank Hawkins
Jody Phillips                                 Hawk Associates
Executive Vice President of Finance &                305-451-1888
Chief Financial Officer                        EXAC@hawkassociates.com
352-377-1140

Media contacts
Priscilla Bennett, Exactech
Vice President, Corporate & Marketing Communication
352-377-1140

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EXACTECH INC.